Exhibit 99.01

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192	For Media & Investor Inquiries: Jacquie Ross, CFA Tel: (408) 400 8329 corporate.communications@cepheid.com

CEPHEID REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Commercial Clinical Grew 19%, or 21% in Constant Currency, Driven by Record Reagent Revenue

and Record GeneXpert System Placements

SUNNYVALE, California, February 2, 2016 – Cepheid (Nasdaq: CPHD) today reported revenue for the fourth quarter of 2015 of $147.0 million, representing growth of 12% from $131.5 million for the fourth quarter of 2014. Net loss was $(9.8) million, or $(0.14) per share, which compares to net loss of $(23.8) million, or $(0.34) per share, in the fourth quarter of 2014.

Excluding stock-based compensation expense, amortization of debt discount and transaction costs, amortization of purchased intangible assets, and a restructuring benefit, non-GAAP net income for the fourth quarter of 2015 was $5.2 million, or $0.07 per share. This compares to non-GAAP net income of $7.8 million, or $0.11 per share, in the fourth quarter of 2014, which excluded stock-based compensation expense, a legal contingency charge, amortization of debt discount and transaction costs, and amortization of purchased intangible assets.

Fiscal 2015 Overview

For the year ended December 31, 2015, Cepheid reported revenue of $538.6 million which compares to revenue of $470.1 million in 2014. Net loss for the year was $(48.5) million, or $(0.67) per share, which compares to net loss of $(50.1) million, or $(0.72) per share, in 2014.

Excluding stock-based compensation expense, amortization of debt discount and transaction costs, amortization of purchased intangible assets, and a restructuring benefit, non-GAAP net income for the full year 2015 was $3.9 million, or $0.05 per share. This compares to a non-GAAP net income of $14.2 million, or $0.19 per share, for the full year 2014, which excluded stock-based compensation expense, a legal contingency charge, amortization of debt discount and transaction costs, and amortization of purchased intangible assets.

“With almost 2,000 GeneXpert Systems placed in 2015, we expect to reach 10,000 GeneXpert System cumulative placements in the first quarter of 2016, highlighting building momentum in customer adoption of the world’s most prevalent molecular diagnostics system,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “With up to 23 tests already available on the platform today, we are delivering accuracy, ease-of-use, and flexibility to more customers than ever before. In 2016, we expect to continue to extend our reach into new geographies such as China and Japan, new customer segments including Physician Office Labs and Point-of-Care, and new markets including virology.”

Operational Overview

•	Fourth quarter of 2015 total Clinical sales of $139.4 million grew 14% from $122.2 million in the fourth quarter of 2014. For the year ended December 31, 2015, total Clinical sales of $509.9 million grew 16% from $441.1 million in 2014.

•	Total sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2015	2014	Change	2015	2014	Change
Clinical Systems	$27.1	$22.1	23%	$83.0	$84.7	-2%
Clinical Reagents	112.3	100.1	12%	426.9	356.4	20%

Total Clinical	139.4	122.2	14%	509.9	441.1	16%
Non-Clinical	7.6	9.3	-19%	28.7	29.0	-1%

Total Sales	$147.0	$131.5	12%	$538.6	$470.1	15%

•	By geography, total sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2015	2014	Change	2015	2014	Change
North America
Clinical	$78.4	$71.2	10%	$290.4	$247.1	18%
Other	7.5	8.5	-13%	27.6	24.9	11%

Total North America	85.9	79.7	8%	318.0	272.0	17%

International
Clinical	61.0	51.0	20%	219.5	194.0	13%
Other	0.1	0.8	-85%	1.1	4.1	-75%

Total International	61.1	51.8	18%	220.6	198.1	11%

Total Sales	$147.0	$131.5	12%	$538.6	$470.1	15%

•	Commercial Clinical sales were $116.8 million in the fourth quarter of 2015 and $424.3 million for the full year 2015. Sales to High Burden Developing Countries (HBDC) were $22.6 million in the fourth quarter of 2015 and $85.6 million for the full year 2015.

•	During the fourth quarter of 2015, Cepheid placed a total of 306 GeneXpert systems in its Commercial Clinical business. Additionally, the Company placed a total of 292 GeneXpert systems as part of its HBDC program. For the year ended December 31, 2015, Cepheid placed a total of 943 GeneXpert systems in its Commercial Clinical business and an additional 909 GeneXpert systems as part of its HBDC program. Including HBDC sales, a cumulative total of 9,877 GeneXpert systems have been placed worldwide as of December 31, 2015.

•	GAAP gross margin on sales was 51% and non-GAAP gross margin on sales was 53% for the fourth quarter of 2015, which compares to 54% and 56%, respectively, in the fourth quarter of 2014. GAAP gross margin on sales was 50% and non-GAAP gross margin on sales was 51% for the full year 2015, which compares to 51% and 52%, respectively, for the full year 2014.

•	Cash, cash equivalents and investments were $384.9 million as of December 31, 2015.

•	DSO was 41 days.

Business Outlook

For the fiscal year ending December 31, 2016, the Company expects:

•	Total revenue to be in the range of $618 to $635 million;

•	Net loss in the range of $(0.57) to $(0.51) per share; and

•	Non-GAAP net income in the range of $0.22 to $0.28 per share.

Expected non-GAAP net income excludes approximately $43 million related to stock-based compensation expense, approximately $11 million related to the amortization of debt discount and transaction costs, and approximately $5 million related to the amortization of purchased intangible assets. The fully diluted share count for the year is expected to be approximately 73 million in the case of a net loss, and approximately 77 million shares in the case of net income.

The following table reconciles net income (loss) per share to the non-GAAP net income per share range:

	Guidance Range for Year Ending December 31, 2016
	Low	High
Net Income (Loss) Per Share	$(0.57)	$(0.51)
Stock-Based Compensation Expense	0.57	0.57
Amortization of Debt Discount and Transaction Costs	0.07	0.07
Amortization of Purchased Intangible Assets	0.15	0.15

Non-GAAP Measure of Net Income Per Share	$0.22	$0.28

Accessing Cepheid’s 2015 Fourth Quarter and Full Year Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Tuesday, February 2, 2016 to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Summary of Management Presentation

In conjunction with today’s press release, the Company is making a summary of the management presentation immediately available at http://ir.cepheid.com.

About Cepheid

Based in Sunnyvale, California, Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include stock-based compensation expense, amortization of debt discount and transaction costs, amortization of purchased intangible assets, a legal contingency charge, and restructuring. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based Compensation Expense. This consists primarily of expenses for stock options and restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes stock-based compensation expense from its non-GAAP measures primarily because it is a non-cash expense that the Company does not believe is reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Debt Discount and Transaction Costs. The Company incurs amortization of debt discount and transaction costs in connection with the Convertible Senior Notes issued in February 2014. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s issuance of debt and have no direct correlation to the operation of the Company’s business.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Legal Contingency. In the fourth quarter of 2014, the Company recorded a charge for an estimated loss related to ongoing legal proceedings. The Company excluded this item as it believes it is not reflective of ongoing operating results in the period incurred.

Restructuring. The Company excluded a restructuring benefit of $0.1 million in the fourth quarter of 2015 related to a restructuring event recorded in the fourth quarter of 2013. The Company excluded this item as it believes it was non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to projected future growth, future revenues, future net loss/income and profitability and future number of fully-diluted shares, including on a non-GAAP basis, strategic investments, platform features, the breadth and speed of test menu expansion, geographic expansion, customer segment expansion and market expansion. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: the Company’s success in increasing commercial and HBDC sales and the effectiveness of its sales personnel; the relative mix of commercial and HBDC sales, and relative mix of instrument and test sales; manufacturing costs associated with the ramp-up of new products; the performance and market acceptance of new products; the Company’s ability to sell directly to the smaller hospital market and independent reference laboratory market; sufficient customer demand, customer confidence in product availability and available customer budgets for the Company’s customers; the Company’s ability to develop new products, complete clinical trials successfully and obtain regulatory clearances in a timely manner for new products; uncertainties related to the FDA regulatory and international regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen supply, development and manufacturing problems; the Company’s ability to manage its inventory levels; the Company’s ability to successfully complete and bring on additional manufacturing lines; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the impact of foreign currency exchange; the Company’s ability to manage geographically-dispersed operations; the Company’s ability to penetrate new geographic markets and manage the operational risks associated with such new markets; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue	$146,999	$131,522	$538,576	$470,141
Costs and operating expenses:
Cost of sales	71,605	59,885	269,864	229,327
Collaboration profit sharing	1,947	1,923	5,826	5,154
Research and development	30,769	27,572	115,756	96,851
Sales and marketing	32,690	26,975	115,368	97,848
General and administrative	15,229	13,971	62,624	55,047
Legal contingencies and settlements	—	20,000	—	20,000

Total costs and operating expenses	152,240	150,326	569,438	504,227

Loss from operations	(5,241)	(18,804)	(30,862)	(34,086)
Other income (expense):
Interest income	615	334	1,898	1,119
Interest expense	(3,722)	(3,605)	(14,659)	(12,609)
Foreign currency exchange loss and other, net	(796)	(1,001)	(3,644)	(2,016)

Other expense, net	(3,903)	(4,272)	(16,405)	(13,506)

Loss before income taxes	(9,144)	(23,076)	(47,267)	(47,592)
Provision for income taxes	(661)	(692)	(1,263)	(2,557)

Net loss	$(9,805)	$(23,768)	$(48,530)	$(50,149)

Basic net loss per share	$(0.14)	$(0.34)	$(0.67)	$(0.72)

Diluted net loss per share	$(0.14)	$(0.34)	$(0.67)	$(0.72)

Shares used in computing basic net loss per share	72,374	70,689	71,928	70,069

Shares used in computing diluted net loss per share	72,374	70,689	71,928	70,069

CEPHEID

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$112,568	$96,663
Short-term investments	210,147	196,729
Accounts receivable, net	66,550	68,809
Inventory, net	148,690	132,635
Prepaid expenses and other current assets	18,515	24,274

Total current assets	556,470	519,110
Property and equipment, net	127,639	115,765
Investments	62,175	79,731
Other non-current assets	10,441	7,847
Intangible assets, net	25,241	31,440
Goodwill	39,681	39,681

Total assets	$821,647	$793,574

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,771	$50,435
Accrued compensation	39,015	33,760
Accrued royalties	5,469	5,443
Accrued and other liabilities	27,451	34,761
Current portion of deferred revenue	12,778	13,447

Total current liabilities	142,484	137,846
Long-term portion of deferred revenue	5,538	4,532
Convertible senior notes, net	287,863	278,213
Other liabilities	15,779	18,768

Total liabilities	451,664	439,359

Shareholders’ equity:
Common stock	449,704	422,151
Additional paid-in capital	263,429	225,529
Accumulated other comprehensive income (loss), net	(908)	247
Accumulated deficit	(342,242)	(293,712)

Total shareholders’ equity	369,983	354,215

Total liabilities and shareholders’ equity	$821,647	$793,574

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(48,530)	$(50,149)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	27,251	21,604
Amortization of intangible assets	6,273	4,739
Unrealized foreign exchange differences	2,742	1,836
Amortization of debt discount and transaction costs	10,252	8,600
Impairment of acquired intangible assets, licenses, property and equipment	224	—
Stock-based compensation expense	36,977	32,207
Excess tax benefits from stock-based compensation expense	(53)	(66)
Gain on the disposal of property, equipment and intangible assets	(28)	—
Other non-cash items	579	—
Changes in operating assets and liabilities:
Accounts receivable	2,259	(16,606)
Inventory, net	(15,114)	(29,346)
Prepaid expenses and other current assets	(387)	(5,184)
Other non-current assets	(1,139)	(2)
Accounts payable and other current and non-current liabilities	4,170	3,438
Accrued expense for estimated legal contingency	—	20,000
Accrued compensation	5,256	11,751
Deferred revenue	338	6,372

Net cash provided by operating activities	31,070	9,194
Cash flows from investing activities:
Capital expenditures	(37,671)	(46,979)
Cost of acquisitions, net	(3,000)	(18,000)
Proceeds from sale of equipment and an intangible asset	999	—
Proceeds from sales of marketable securities and investments	52,192	115,881
Proceeds from maturities of marketable securities and investments	231,758	102,733
Purchases of marketable securities and investments	(281,259)	(477,485)
Transfer to restricted cash	(2,897)	(1,875)

Net cash used in investing activities	(39,878)	(325,725)
Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	27,658	38,615
Excess tax benefits from stock-based compensation expense	53	66
Proceeds from borrowings of convertible senior notes, net of issuance costs	—	335,789
Purchase of convertible note capped call hedge	—	(25,082)
Principal payment of notes payable	(162)	(180)

Net cash provided by financing activities	27,549	349,208
Effect of foreign exchange rate change on cash and cash equivalents	(2,836)	(2,086)

Net increase in cash and cash equivalents	15,905	30,591
Cash and cash equivalents at beginning of period	96,663	66,072

Cash and cash equivalents at end of period	$112,568	$96,663

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cost of sales	$71,605	$59,885	$269,864	$229,327
Stock-based compensation expense	(1,246)	(796)	(4,423)	(4,087)
Amortization of purchased intangible assets	(829)	(1,157)	(3,706)	(1,826)

Non-GAAP measure of cost of sales	$69,530	$57,932	$261,735	$223,414

Gross margin on revenue per GAAP	51%	54%	50%	51%
Gross margin on revenue per Non-GAAP	53%	56%	51%	52%

Operating expenses	$78,688	$88,518	$293,748	$269,746
Stock-based compensation expense	(9,999)	(6,756)	(32,624)	(28,120)
Amortization of purchased intangible assets	(364)	(435)	(1,513)	(1,731)
Legal contingencies and settlements	—	(20,000)	—	(20,000)
Restructuring benefit	96	—	96	—

Non-GAAP measure of operating expenses	$68,421	$61,327	$259,707	$219,895

Loss from operations	$(5,241)	$(18,804)	$(30,862)	$(34,086)
Stock-based compensation expense	11,245	7,552	37,047	32,207
Amortization of purchased intangible assets	1,193	1,592	5,219	3,557
Legal contingencies and settlements	—	20,000	—	20,000
Restructuring benefit	(96)	—	(96)	—

Non-GAAP measure of income from operations	$7,101	$10,340	$11,308	$21,678

Net loss	$(9,805)	$(23,768)	$(48,530)	$(50,149)
Stock-based compensation expense	11,245	7,552	37,047	32,207
Amortization of debt discount and transaction cost	2,625	2,453	10,252	8,600
Legal contingencies and settlements	—	20,000	—	20,000
Restructuring benefit	(96)	—	(96)	—
Amortization of purchased intangible assets	1,193	1,592	5,219	3,557

Non-GAAP measure of net income	$5,162	$7,829	$3,892	$14,215

Basic net loss per share	$(0.14)	$(0.34)	$(0.67)	$(0.72)
Stock-based compensation expense	0.16	0.11	0.52	0.46
Amortization of debt discount and transaction cost	0.04	0.04	0.13	0.12
Legal contingencies and settlements	—	0.28	—	0.29
Restructuring benefit	—	—	—	—
Amortization of purchased intangible assets	0.01	0.02	0.07	0.05

Non-GAAP measure of net income per share	$0.07	$0.11	$0.05	$0.20

Diluted net loss per share	$(0.14)	$(0.34)	$(0.67)	$(0.72)
Stock-based compensation expense	0.16	0.11	0.52	0.45
Amortization of debt discount and transaction cost	0.04	0.04	0.13	0.13
Legal contingencies and settlements	—	0.28	—	0.28
Restructuring benefit	—	—	—	—
Amortization of purchased intangible assets	0.01	0.02	0.07	0.05

Non-GAAP measure of net income per share	$0.07	$0.11	$0.05	$0.19

Shares used in computing basic net income (loss) per share	72,374	70,689	71,928	70,069

Shares used in computing GAAP diluted net loss per share	72,374	70,689	71,928	70,069

Shares used in computing non-GAAP diluted net income per share	73,933	73,469	74,323	72,901